Exhibit 1.2

NEW YORK MORTGAGE TRUST, INC.

AMENDMENT NO. 1 TO
EQUITY DISTRIBUTION AGREEMENT

August 25, 2016
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated March 20, 2015 (the “Agreement”), between JMP Securities LLC (“JMP”) and New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), pursuant to which the Company agreed to sell through JMP as placement agent, shares of (a) common stock, par value $0.01 per share, of the Company and (b) 7.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share and a liquidation preference of $25.00 per share. All capitalized terms used in this Amendment No. 1 to the Agreement between JMP and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement. JMP and the Company agree as follows:

A.	Amendments to Agreement. The Agreement is amended as follows:

1.    The first sentence of the second paragraph of Section 1 of the Agreement is hereby     deleted and replaced with the following:

“The Company (i) entered into an equity distribution agreement with MLV & Co. LLC, dated as of March 20, 2015 and terminated effective August 22, 2016, and (ii) is entering into an equity distribution agreement, dated August 25, 2016, with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and may also enter into additional equity distribution agreements on or after the date hereof (collectively, the “Other Equity Distribution Agreements”) with additional sales agents (collectively with Ladenburg, the “Alternative Agents”) for the issuance and sale from time to time to or through the Alternative Agents of the Securities on the terms to be set forth in the Other Equity Distribution Agreements.”

2.    The first sentence of the third paragraph of Section 1 of the Agreement is hereby deleted and replaced with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933,     as amended, and the rules and regulations thereunder (collectively, the “Securities Act”),     with the Commission an automatic shelf registration statement of well-known seasoned issuers on Form S-3 (File No. 333-213316), including a base prospectus, relating to, among other securities of the Company, the Common Stock and Preferred Stock, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).”

Exhibit 1.2

3.    The first paragraph of Section 5(a)(1) of the Agreement is amended by adding the     following at the end of the paragraph:

“(A) At the original effectiveness of the Registration Statement and (B) at the time of the     most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form.”

4.    Section 5(a)(60) of the Agreement is hereby deleted and replaced with:

“(60)    Subsidiary Tax Classification. Any Subsidiary that is a partnership or a limited liability company (other than Hypotheca Capital, LLC and New York Mortgage Funding,     LLC, NYMT Residential Tax, LLC, NYMT Residential Tax 2013-RP1, LLC, NYMT Residential Tax 2013-RP2, LLC, NYMT Residential Tax 2013-RP3, LLC and NYMT Residential Tax 2016-RP1, LLC) has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.”

5.    Section 7(n) of the Agreement is amended by deleting the words “Placement Agent” and replacing them with “Agents.”

6.    Section 7(p) of the Agreement is amended by deleting the words “Reed Smith     LLP” and replacing them with “Cooley LLP” and by deleting the words “Hunton & Williams LLP” and replacing them with “Vinson & Elkins LLP.”

7.    Section 13 of the Agreement is amended by deleting the words “Reed Smith LLP, 599 Lexington Avenue, New York, New York 10022, Facsimile: (212) 521-5450” and replacing them with “Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036, Facsimile: (212) 479-6275” and deleting the words “52 Vanderbilt Avenue, Suite 403, New York, New York 10017, Facsimile: (732) 559-8250, Attention: Chief Executive Officer, with a copy to Hunton & Williams LLP, Bank of America Plaza, 600 Peachtree Street, NE, Suite 4100, Atlanta, Georgia 30308, Facsimile: (404) 888-4190” and replacing them with “275 Madison Avenue, New York, New York 10016, Facsimile: (732) 559-8250, Attention: Chief Executive Officer, with a copy to Vinson & Elkins LLP, 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037, Facsimile: (202) 879-8941.”

8.    Exhibit B of the Agreement is hereby amended by deleting the words “and President” immediately following “Steven R. Mumma, Chief Executive Officer” and     adding under the heading New York Mortgage Trust, Inc. after “Steven R. Mumma, Chief Executive Officer, smumma@nymtrust.com” the words “Kevin M. Donlon,     President, kdonlon@nymtrust.com.”

9.    The first and second sentences of the form of Officer Certificate attached as Exhibit F to the Agreement are hereby deleted and replaced with the following:

“The undersigned, Steven R. Mumma is the Chief Executive Officer of New York Mortgage Trust, Inc., a Maryland corporation (the “Company”). The undersigned hereby executes and delivers this Officer’s Certificate as of the date hereof pursuant to Section 7(o) of that certain Equity Distribution Agreement, dated March 20, 2015, as amended on August 25, 2016, between the Company and JMP Securities LLC (the “JMP Equity Distribution Agreement”) and that certain Equity Distribution Agreement, dated August 25, 2016, between the Company and Ladenburg Thalmann & Co. Inc. (the “Ladenburg Equity Distribution Agreement” and, together with the JMP Equity Distribution Agreement, the “Equity Distribution Agreements”).”

Exhibit 1.2

The last sentence of the form of Officer Certificate attached as Exhibit F to the Agreement is amended to delete the words “Hunton & Williams LLP” and replace them with “Vinson & Elkins LLP” and to delete the words “Reed Smith LLP” and replace them with “Cooley LLP”, and the words “and President” shall be deleted from the Company’s signature block to such Form of Officer’s Certificate.

10.     Exhibit H to the Agreement is hereby deleted and replaced with Exhibit H attached hereto.

B.
Prospectus Supplement. The Company shall file the Prospectus Supplement reflecting this Amendment with the Commission pursuant to Rule 424(b) under the Securities Act within two Business Days of the date hereof.

C.	No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Agreement shall continue in full force and effect.

D.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

NEW YORK MORTGAGE TRUST, INC.

By:	/s/ Steven R. Mumma
Name:	Steven R. Mumma
Title:	Chief Executive Officer

ACCEPTED as of the date first above written:

JJMP SECURITIES LLC

By:	/s/ Thomas Kilian
Name:	Thomas Kilian
Title:	Managing Director Chief Operating Officer - Investment banking

Exhibit 1.2

EXHIBIT H

CERTAIN SUBSIDIARIES

New York Mortgage Securitization Trust 2013-1
New York Mortgage Trust 2005-1
New York Mortgage Trust 2005-2
New York Mortgage Trust 2005-3
NYM Preferred Trust I
NYM Preferred Trust II
NYMT Loan Trust 2016-RP1, LLC
NYMT Residential 2016-RP1, LLC
NYMT Residential Tax 2016-RP1, LLC
RB Commercial Trust Series 2012-RS1

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